Kush Bottles Appoints Barbara Goodstein, CEO of Tiger 21, to Board of Directors

Santa Ana, California – November 15, 2017 – Kush Bottles, Inc. (OTCQB: KSHB), a leading provider of packaging, supplies, vaporizers, accessories, and branding solutions for the regulated cannabis industry, is pleased to announce it has appointed Barbara Goodstein to the Board of Directors.

Ms. Goodstein is the chief executive officer of TIGER 21, LLC. and has previously held senior leadership roles in operations, business and marketing development at firms including Bankers Trust, Instinet.com, Vonage, and American Express. She is an executive strategist with a strong track record of building brands and high-performance teams, and spearheading award-winning marketing campaigns and websites. Ms. Goodstein’s strengths lie in assessing competitive business landscapes to drive growth.  She also appears regularly on Fox Business as an expert on high net-worth investment trends.

“We are delighted to welcome Barbara, an accomplished business executive and a marketing visionary, to the board,” Mr. Nick Kovacevich, chief executive officer of Kush Bottles, commented. “We have always emphasized the need for each of our board members to bring meaningful value to the Company and Barbara is no exception. As CEO of Tiger 21, a national network for high-net-worth investors, she has a first-class reputation. Furthermore, her marketing and investment background strengthens our credibility as a leading player in the cannabis space. I am confident that Barbara will be an asset to the Company and am proud to welcome her to the Board.”

Among the Top 25 Women in Finance (US Banker’s Most Powerful Women Annual Ranking), 2008 and 2009, she participates in Fortune’s Most Powerful Women Summits, is a member of the Women’s Forum, and Fortune’s Global Mentor Program. Ms. Goodstein has also won AWNY’s “Impact” and “Changing the Game” awards for Innovation.

Ms. Goodstein commented, “The cannabis market is undergoing a major evolution as it transitions out of the black market, presenting a unique and exciting opportunity for early players to participate in its growth. There is a huge opportunity for new brands to emerge in this industry and a large amount of marketing will be done through packaging. I look forward to using my expertise building brands and driving sales to help Kush Bottles leverage this exciting market opportunity and achieve strong growth.”

As AXA Equitable’s chief marketing officer, she transformed marketing into a driver of core business results. Automating company infrastructure with state-of-the-art digital functionality, her results garnered the ECHO Leader Award and two WebAwards for Best Insurance Website. While senior vice president of Personal Financial Services at JPMorgan Chase & Co, Ms. Goodstein created platforms providing banking and brokerage services to affluent clients.

Ms. Goodstein is also a board member of Manning & Napier, a $50B+ AUM NYSE investment management firm; and, Ms. Goodstein is a board director for God’s Love We Deliver, a non-profit delivering over one million meals to NYC’s homebound annually.

Ms. Goodstein received her M.B.A. from Columbia University and a B.A. from Brown University, she holds Series 7, 24 and 63 licenses.

To be added to the distribution list please email ir@kushbottles.com with “Kush” in the subject line.

About Kush Bottles, Inc.

Kush Bottles, Inc. is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 100 million units and now regularly services more than 4,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC.

The company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on our website, at: www.kushbottles.com.

Investor Contact:

Elizabeth Barker / Phil Carlson

KCSA Strategic Communications

212-896-1203 / 212-896-1233

ir@kushbottles.com

PR Contact:

Anne Donohoe

KCSA Strategic Communications

212-896-1265

adonohoe@kcsa.com